SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14c

of the Securities Exchange Act of 1934

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2)

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Definitive Information Statement

XINO CORPORATION

(Name of Registrant as Specified In Its Charter)

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XINO CORPORATION

3355 North Academy Blvd, Suite 260

Colorado Springs, CO  80916

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Notice of Action by Written Consent of Holders

of a Majority of the Outstanding Shares of Common Stock

to be effective as approved on December 17, 2004

To the Shareholders of Xino Corporation

Notice is hereby given that the holders of a majority of the outstanding shares of common stock of Xino Corporation ("Xino") has approved a 1-for-25 reverse-split of its common stock, such that every current shareholder of Xino’s common stock shall be issued one share of Xino's $0.01 par value common voting stock in exchange for every 25 shares of Xino's $0.01 par value common voting stock held as of the record date, with fractional shares being rounded up to the next whole share.  The number of authorized shares will be unchanged (150,000,000).  The reverse-split will be effective as of December 17, 2004.

Prior to the effective date of the reverse-split there will be approximately 88,921,445 shares of XINO common stock issued and outstanding.  After the 1-for-25 reverse-split has been completed the total number of issued and outstanding shares of XINO common stock will be approximately 3,556,858.

Only shareholders of record at the close of business on December 17, 2004 shall be given Notice of the Action by Written Consent.  XINO will not solicit proxies.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

____________________

Michael Hinton, Director

ITEM 1.   INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Xino Corporation, a Delaware Corporation (“XINO”), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the outstanding shares of common stock of XINO providing for approval of a one (1) for twenty-five (25) reverse-split of the $0.01 par value common stock of XINO for all shareholders of record on December 17, 2004 (the “Record Date”), with fractional shares being rounded up to the next whole share. This action is being taken with the expectation that the common stock may be of greater interest to brokers and private institutional investors. Because each share of common stock will, following the reverse-split, represent a larger percentage of the outstanding shares, it may be expected that the price per share may be higher than before the reverse-split. No assurance can be given as to the effect the reverse split will have on the price of the common stock.

The Board of Directors and persons owning a majority of the outstanding voting securities of XINO have unanimously adopted, ratified and approved the proposed reverse-split of XINO's shares.  No other votes are required or necessary.  See the caption "Vote Required for Approval" below.  The reverse-split will be effected on December 17, 2004.  No shareholder is being asked to exchange his certificates at this time.  Each shareholder is, however, entitled to do so by contacting the transfer agent of XINO.  Otherwise, certificates representing pre-reverse split shares will be exchanged for certificates reflecting post-reverse split shares at the first time they are presented to the transfer agent for transfer.  Each shareholder requesting a stock certificate will be required to pay the cost requested by the transfer agent.  XINO's transfer agent is Signature Stock Transfer Inc., 2301 Ohio Drive, Suite 100, Plano, Texas  75093.

The relative voting and other rights of holders of the common stock will not be altered by the reverse-split.  Each share of common stock will continue to entitle its owner to one vote.  As a result of the reverse-split, the number of shares of common stock presently outstanding has been consolidated.  No fractional shares will be issued in connection with the reverse-split.  Instead, fractional shares will be rounded up and one whole share will be issued.  It is not anticipated that this will materially affect any shareholder's proportional interest.  It is not anticipated that the reverse-split will result in any material reduction in the number of holders of common stock. The reverse-split may result in some shareholders owning "odd-lots" of less than 100 shares of common stock.  Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in round lots of even multiples of 100 shares.

CERTAIN QUESTIONS AND ANSWERS

Q:

What am I being asked to approve?

A:

You are not being asked to approve anything.  This Information Statement is being provided to you only for your information.  The holders of a majority of the outstanding shares of common stock have voted in favor of a 1-for-25 reverse-split of XINO's common stock.  The Board of Directors has approved this action.

Q:

Will I recognize a gain or a loss in connection with the reverse-split?

A:

No.

Q:

Do I have appraisal rights?

A:

The Delaware Revised Statutes (the Delaware Law) do not provide for dissenter's rights of appraisal in connection with the reverse-split.

Q:

Why is XINO filing this Information Statement?

A:

XINO is filing this Information Statement to inform you that it intends to effect a reverse-split of its common stock which will be effective on December 17, 2004 to the shareholders of record on December 17, 2004.

Q:

Why is the 1-for-25 reverse-split being effected?

A:

XINO is effecting the reverse-split to reduce the number of shares of common stock issued and outstanding. Since each share will represent a greater percentage of the outstanding shares, it may be expected that the price per share will increase.  We are trying to make our stock more attractive to an investor in order to raise capital. However, the total market value for the common stock (price per share times the number of outstanding shares) should not increase or decrease based upon the reverse-split.  There can be no assurance that prices for the common stock will fully give effect to the reverse-split.  Management believes that a higher per share price will result in XINO being viewed more favorably in the marketplace than is currently the case.

Q:

Does Xino have any plan to issue shares at this time?

A.

At the present time Xino does not have any plan in place to issue additional shares after the reverse split; however, we may authorize additional shares if an investor can be found.

Q:

How will XINO treat fractional shares?

A:

All fractional shares resulting from the reverse-split will be rounded up to the next whole share.

Q:

Will the current shares that I hold in my brokerage account be reduced to a smaller or larger number as a result of the reverse-split?

A:

The number of shares you currently hold in your brokerage account will be reduced by the 1-for-25 reverse-split by a factor of 25, with any fraction of a share being rounded up to a whole share.  You can calculate this number by dividing the current number of shares in your brokerage account by 25 and rounding any fraction of a share up to the next whole number.

Q:

Will the price of XINO’s common stock be affected solely by the reverse-split?

A:

Any fluctuation in XINO’s stock price after giving effect to the reverse-split should be the result of normal market conditions and/or other events not necessarily related to the reverse-split.

Q:

What changes in the number of outstanding shares will take place as a result of the reverse-split?

A:

	December 16, 2004	December 17. 2004 (reflecting the reverse-split
Number of shares outstanding	88,921,445	3,556,858

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material anticipated federal income tax consequences of the reverse-split.  This summary is based upon existing law which is subject to change by legislation, administrative action and judicial decision, and is necessarily general.  In addition, this summary does not address any consequences of the reverse-split under any state, local or foreign tax laws.  Accordingly, this summary is not intended as tax advice to any person or entity, and we advise you to consult with your own tax advisor for more detailed information relating to your individual tax circumstances.

It is our understanding that the reverse-split will be a "re-capitalization" under applicable federal tax laws and regulations.  As a result of such tax treatment, no gain or loss should be recognized by XINO or its shareholders as a result of the reverse-split or the exchange of pre-reverse split shares for post-reverse split shares.  A shareholder's aggregate tax basis in his or her post-reverse split shares should be the same as  his or her aggregate tax basis in the pre-reverse split shares.  In additional, the holding period of the post-reverse split shares received by such shareholder should include the period during which the pre-reverse split shares were held, provided that all such shares were held as capital assets in the hands of the shareholder at the time of the exchange.

DISSENTER'S RIGHTS OF APPRAISAL

The Delaware Revised Statutes do not provide for dissenter's rights of appraisal in connection with the reverse-split.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on December 17, 2004 as the record date for the determination of shareholders entitled to notice of the action by written consent.

At the record date, XINO had issued and outstanding 88,921,445 shares of $0.01 par value common stock. On September 11, 2002 the holders of 58,515,000 shares of common stock, representing 68% of the then outstanding shares, consented to the action required to effect the reverse-split of XINO's outstanding shares.  This consent is sufficient, without any further action, to provide the necessary shareholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT SHAREHOLDERS

           The  following table sets forth, as of November 24, 2004, the stock ownership of each person known by XINO to be the beneficial owner of 5% or more of  XINO’s Common Stock,  the stock ownership of each director individually and of all directors and officers of the Company as a group based upon a total of 88,921,445 outstanding shares of Common  Stock.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF OWNERSHIP
Centro De Investigacion Y Tretamieto De La Adiccian SL Roncesvalles, 2 Madrid 28007	8,000,000	11.11%

Scott Sabin 23521 Paseo De Valencia Laguna Hills, CA 92653	14,050,000	15.1%

Michael Hinton 715 N. Sheridan Colorado Springs, CO 80909	201,333.002%

William Coffey 2025 Forest Ridge Drive Colorado Springs, CO 80918	10,000	--

Gary Zinn 2020 Main Street Ervin, CA 92614	5,000	--

Officers and Directors as a group (3 persons)	216,333.002%

VOTE REQUIRED FOR APPROVAL

Section 228 of the Delaware law provides that any action required to be taken at a special or annual meeting of the shareholders of a Delaware corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by shareholders owning at least a majority of the voting power. Shareholders of XINO owning in excess of 50% of XINO’s issued and outstanding common stock have executed and approved the Shareholders’ Consent authorizing the proposed reverse-split of the common stock (See the heading "Voting Securities and Principal Holders Thereof" above).  No further votes are required or necessary to effect the reverse-split.

ITEM 2.    STATEMENT THAT PROXIES ARE NOT SOLICITED

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ITEM 3.   INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed reverse-split or in any action covered by the related resolutions adopted by the Board of Directors which is not shared by all other shareholders.

ADDITIONAL INFORMATION

Additional information concerning XINO, including its annual and quarterly reports on Forms 10-KSB and 10-QSB, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

Dated:  December 17, 2004

By Order of the Board of Directors,

/s/ Michael Hinton

Michael Hinton, Director